EX-23.1                                        CONSENT OF ACCOUNTANT

                       Michael Johnson & Co., LLC
                    9175 East Kenyon Avenue, Suite 100
                         Denver, Colorado 80237
                             (303) 796-0099


October 15, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Force Protection, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2003 in Force Protection, Inc.'s (formerly known as Sonic Jet Performance, Inc.) Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC